DATARAM            Dataram Contact:              Investor Contact:
                   Mark Maddocks                 Joe Zappulla
                   Vice President-Finance, CFO   Wall Street Consultants Corp.
PRESS RELEASE      609-799-0071                  212-681-4100
                   info@dataram.com              JZappulla@WallStreetIR.com



                DATARAM REPORTS FISCAL 2007 FIRST QUARTER
                            FINANCIAL RESULTS

                Company's Order Rate Continues To Improve
   Board of Directors Declares Regular Quarterly $0.06 Per Share Dividend

PRINCETON, N.J. August 23, 2006 Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal first quarter ended July 31, 2006. Revenues for the quarter increased to $9.3 million from $8.8 million in the fourth quarter of fiscal year 2006 and compares to $13.9 million for the first quarter of the prior fiscal year. The company reported a net loss for the first quarter of $70,000, which includes stock option expenses of $134,000. Excluding stock option expenses, the Company generated net earnings of approximately $17,000 compared to net earnings of $83,000 or $0.01 per diluted share in the prior quarter and net earnings of $931,000 or $0.11 per diluted share for the first quarter of the previous fiscal year.

Dataram's first quarter highlights:

     First quarter revenue increases 6 percent sequentially

     First quarter order rate improves to $9.7 million

     Backlog increases to $1.4 million

     Board of Directors approve regular quarterly dividend of $0.06 per share

Robert V. Tarantino, Dataram's chairman and CEO commented, "We are making progress with our strategy to expand our customer base of large corporate end-users and value-added resellers. Revenues from both the compatible memory and OEM business increased over the prior three month period. More importantly, our order rate in the first quarter increased by approximately 6% from the prior quarter and by approximately 7% from the preceding two quarters. As we enter the second quarter, we are continuing to experience sequential improvement in our order rate. The Company's backlog increased $418,000 to $1.4 million at the end of the first quarter from $964,000 at the end of the prior period."

Gross margin during the first quarter averaged 26 percent, down from the prior quarter level of 28 percent. The current quarter gross margin is within what the Company considers its normal range of 22 to 28 percent. Selling, general and administrative costs and engineering and development costs for the first quarter were $2.6 million, slightly higher than the prior quarter level of $2.5 million and lower by $145,000 than the fiscal 2006 first quarter costs of $2.8 million.

Mr. Tarantino concluded, "Our financial condition is strong and we are highly liquid. Today, the Company's Board of Directors declared a quarterly dividend of $0.06 per common share. The dividend will be payable on September 20, 2006, to shareholders of record as of September 6, 2006."

As announced in a previously issued press release, Dataram will conduct a conference call today at 4:30 p.m. (EDT) to present its first quarter financial results and to respond to investor questions. Interested shareholders may participate in the call by dialing 877-690-6787, providing the following reservation number: 21301937. It is recommended that participants call 10 minutes before the conference call is scheduled to begin. The conference call can also be accessed over the Internet through Vcall at
www.vcall.com.   A replay of the call will be available approximately one hour after the completion of the conference call through Vcall and for 24 hours by dialing 800-633-8284 or 402-977-9140 and entering the reservation number listed above.

ABOUT DATARAM CORPORATION
Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 39 years of experience, Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP, Dell, IBM, SGI, Sun Microsystems and Intel. For more information about Dataram, visit www.dataram.com

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.


                     Financial Tables Follow


                     DATARAM CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                   (Unaudited)




                                                   First Quarter Ended
                                                          July 31,

                                                   2006           2005

Revenues                                         $  9,305       $  13,944

Costs and expenses:
   Cost of sales                                    6,900           9,746
   Engineering and development                        307             266
   Selling, general and administrative              2,307           2,493
   Stock option expense                               134               -
                                                 _________      _________

                                                    9,648          12,505
                                                 _________      _________


Earnings (loss) from operations                      (343)          1,439

Other income                                          236              50


Earnings (loss) before income taxes                  (107)          1,489


Income tax provision (benefit)                        (37)            558
                                                 _________      _________
Net earnings (loss)                              $    (70)      $     931
                                                 =========      =========

Net earnings (loss) per share
Basic                                            $  (0.01)      $    0.11
                                                 =========      =========
Diluted                                          $  (0.01)      $    0.11
                                                 =========      =========

Average number of shares outstanding:
Basic                                               8,490           8,381
                                                 =========      =========
Diluted                                             8,805           8,755
                                                 =========      =========











                     DATARAM CORPORATION AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                 (Unaudited)




                                              July 31, 2006   April 30, 2006


ASSETS
Current assets
 Cash and cash equivalents                  $      12,880     $     14,044

 Trade receivables, net                             4,670            4,893
 Inventories                                        3,537            2,189
 Deferred income taxes                              1,441            1,365
 Note receivable                                    1,537            1,537
 Other current assets                                 371               80
                                            _____________     ____________
  Total current assets                             24,436           24,108

Deferred income taxes                               1,126            1,176

Property and equipment, net                           860              847

Other assets                                          105              105
                                            _____________      ___________

Total assets                                $      26,527      $    26,236
                                            =============      ===========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                           $       2,814     $      2,057
 Accrued liabilities                                  618              653
                                            _____________     ____________
  Total current liabilities                         3,432            2,710


Stockholders' equity                               23,095           23,526
                                            _____________     ____________


Total liabilities and stockholders' equity  $      26,527     $     26,236
                                            =============     ============